EXHIBIT 10.1


                     ASSIGNMENT, BILL OF SALE AND CONVEYANCE

STATE OF NEW MEXICO

COUNTY OF LEA


     THE ASSIGNMENT, BILL OF SALE AND CONVEYANCE ("Assignment") is from Permian Resources Holdings, Inc. ("Assignor"), whose mailing address is P. O. Box 590, Midland, Texas 79702 does hereby assign, sell, transfer and quit claim unto:

                              ARENA RESOURCES, INC.

Their heirs, successors and assigns forever, ("Assignee") and whose mailing address is:

                       4920 South Lewis Street, Suite 107
                             Tulsa, Oklahoma  74105

All of Assignor's right, title and interest in and to the following real and personal property (the "Property"), but subject to the limitations, conditions, reservations, agreements and exceptions hereinafter set forth and in Exhibit "A" attached hereto, and subject to the terms of any applicable instruments of record in the County where the Properties are located:

1. All oil and gas leases or other interests on Exhibit "A" INSOFAR AND ONLY INSOFAR, as set out in Exhibit "A", attached hereto and made a part hereof for all purposes (collectively, the "Leases"). The use of any well or unit name in the heading of Exhibit "A" is for Assignor's identification purposes only and shall not enlarge or diminish the interests assigned herein;

2. All presently existing contracts to the extent they are assignable and to the extent they affect the Leases including agreements for the sale or purchase of oil, gas and associated hydrocarbons, processing agreements, division orders, unit agreements, operating agreements, and all other contracts and agreements arising out of, connected with or attributable to the production therefrom,

3. All personal property, wells facilities, fixtures and equipment situated upon and used solely in connection with the Leases for any operations of any kind or character including, but not limited to, operations for the production, treating, storing, transporting, or marketing of oil, gas and other hydrocarbons from the Leases, and

4. To the extent they are assignable, all easements, permits, licenses, surface leases, rights-of-way, servitudes and all surface or subsurface rights affecting the Leases.

     This Assignment is accepted subject to, and Assignee agrees to assume and perform, any and all of the liabilities and obligations, or alleged or threatened liabilities and obligations, of Assignor in connection with the interests conveyed hereunder and any existing oil and gas leases, assignments, operating agreements, product purchase and sale contracts, leases, permits, rights-of-way, licenses, easements, options, orders, and any other agreements or contracts attributable to and affecting the Property, including, but not limited to, any and all obligations (a) to pay and deliver royalties, overriding royalties, non-participating royalties, and other burdens on production; (b) in connection with or arising out of balancing of overproduction or underproduction from the Property; and (c) in compliance with all laws and governmental regulations with respect to the Property including, but not limited to, the lawful plugging and abandonment of oil and gas wells and the restoration of the surface of the land as nearly as possible to its condition prior to the execution of the Leases, whether or not such liabilities and obligations, or alleged or threatened liabilities and obligations, are caused by Assignor's negligence. Without limitation of the foregoing, Assignee agrees to assume and perform any and all of the liabilities and obligations, or alleged or threatened liabilities and obligations, of Assignor for claims, losses, damages, costs, expenses, diminutions in value, suits, and causes of action of any kind or character, with respect to the environmental conditions of the Property after the effective date of this Assignment. Assignee shall, to the fullest extent permitted by law, protect, defend, indemnify, and hold Assignor and its directors, officers, employees, agents, and representatives, harmless from and against any and all claims, losses, damages, costs, expenses, diminutions in value, suits, causes of action, or judgments of any kind or character with respect to any and all liabilities and obligations or alleged or threatened liabilities and obligations, including, but not limited to, any interest, penalty, and attorneys' fees and other costs and expenses incurred in connection with investigating r defending any claims or actions, whether or not resulting in any liability, attributable to, or arising out of the ownership or operation of the Property after the effective date of this Assignment, and Assignee's assumption of any liability or obligation in accordance with this provision.

     THIS ASSIGNMENT IS EXECUTED, DELIVERED, AND ACCEPTED WITHOUT ANY REPRESENTATION, WARRANTY, OR COVENANT OF TITLE OF ANY KIND OR NATURE, EITHER EXPRESS, IMPLIED OR STATUTORY. THE PROPERTY IS CONVEYED AND ASSIGNED TO AND ACCEPTED BY ASSIGNEE IN ITS "AS IS, WHERE IS" CONDITION AND STATE OF REPAIR, AND WITH ALL FAULTS AND DEFECTS, WITHOUT ANY REPRESENTATION, WARRANTY, OR COVENANT OF ANY KIND OR NATURE, EXPRESS IMPLIED, OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MARKETABILITY, MERCHANTABILITY, QUALITY, CONDITION, OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED. IT IS UNDERSTOOD AND AGREED THAT ASSIGNEE SHALL ACCEPT ALL OF THE SAME IN ITS "AS IS, WHERE IS" CONDITION AND STATE OF REPAIR AND WITH ALL FAULTS AND DEFECTS, INCLUDING, BUT NOT LIMITED TO, THE PRESENCE OF NATURALLY OCCURRING RADIOACTIVE MATERIAL ("NORM"). IN ADDITION, ASSIGNOR MAKES NO REPRESENTATION, COVENANT, OR WARRANTY, EXPRESS, IMPLIED, OR STATUTORY AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA DELIVERED TO ASSIGNEE WITH RESPECT TO THE PROPERTY, OR CONCERNING THE QUALITY OR QUANTITY OF HYDROCARBON RESERVES, IF ANY, ATTRIBUTABLE TO THE PROPERTY, OR THE ABILITY OF THE PROPERTY TO PRODUCE HYDROCARBON, OR THE PRICES THAT ASSIGNEE WILL BE ENTITLED TO RECEIVE FOR SUCH HYDROCARBONS.

     Executed on the 17 day of April, 2003 effective, however, May 1, 2003.


ASSIGNOR:

PERMIAN RESOURCES HOLDINGS, INC.

/s/  Robert H. Marshall
-----------------------
Robert H. Marshall, CEO